UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2008

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other	(Commission file No.)	(IRS Employer
jurisdiction of		I.D. No.)
incorporation)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

TRB Chattanooga LLC, a wholly-owned subsidiary of the registrant (“Seller”), entered into a purchase and sale agreement, dated as of July 17, 2008, with Brookside Properties, Inc., a Tennessee corporation (“Buyer”), pursuant to which the Seller agreed to sell, and the Buyer agreed to purchase, a residential apartment complex in Chattanooga, Tennessee for a purchase price of $24.5 million.

Consummation of the transaction is conditioned upon satisfaction of specific terms and conditions and delivery of specific documents as is customary for transactions of this type. The contract of sale also provides the Buyer with a 15-day due diligence period, pursuant to which Buyer may, in its sole discretion, terminate the contract of sale during the diligence period. There can be no assurance that the transaction will be completed.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired. Not applicable.

(b) Pro Forma Financial Information. Not applicable.

(c) Shell Company Transactions. Not applicable.

(d) Exhibits.

10.1	Purchase and Sale Agreement, dated as of July 17, 2008, by and between TRB Chattanooga LLC and Brookside Properties, Inc.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: July 21, 2008	By:	/s/ Simeon Brinberg
Simeon Brinberg
Senior Vice President